Exhibit 1


           AMERICAN ELECTRIC POWER SERVICE CORPORATION

                       ORGANIZATION CHART

                       Before Realignment


Chairman, President and Chief Executive Officer

     Fuel Supply

     Legal

     Nuclear Generation

     EVP - Administration and Chief Accounting Officer
           Administrative Services
           Controller
           Information Services
           Tax
           Treasury
           Human Resources
           Purchasing and Materials Management

     EVP and Chief Financial Officer
           Finance
           System Planning
           System Power Markets
           Internal Audits

     EVP
           Rates
           Customer and Marketing Services
           Public Affairs

     EVP - Engineering and Construction
           Fossil and Hydro Generation
           Transmission and Distribution Services